UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2025

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2025, Katharina Otto-Bernstein, a member of the Board of Directors (the “Board”) of Paramount Group, Inc. (the “Company”), notified the Board of her decision to retire from the Board and not to stand for reelection as a director at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Ms. Otto-Bernstein’s will continue to serve as a member of the Board until the 2025 Annual Meeting.

Ms. Otto-Bernstein has served the Company as a director since its initial public offering in 2014. The Company and the Board thank Ms. Otto-Bernstein for her years of dedicated service to the Company and its shareholders. Ms. Otto-Bernstein’s decision not to stand for reelection at the 2025 Annual Meeting did not arise or result from any disagreement between Ms. Otto-Bernstein and the Company, its management, the Board or any committee thereof, or with respect to any matters relating to the Company’s operations, policies or practices.

The Company anticipates reducing the number of directors to eight following the 2025 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

Date: March 28, 2025	By:	/s/ Gage Johnson
	Name:	Gage Johnson
	Title	Senior Vice President, General Counsel and Secretary